[LOGO] First Niagara
       Financial Group, Inc.

          FIRST NIAGARA FINANCIAL GROUP REPORTS SECOND QUARTER RESULTS

Lockport, N.Y. - July 14, 2006 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for the second quarter of 2006 increased to $24.8 million, or $0.23 per diluted share from $22.6 million, or $0.21 per diluted share for the first quarter 2006. This represents a 10% increase in both net income and diluted earnings per share. These results compare to the $24.1 million or $0.22 per diluted share for the same period of 2005.

The results reflect the benefits of solid loan and deposit growth, favorable credit trends, improved noninterest income and better operating efficiency during the quarter. Those performance improvements otherwise minimized the impact of the continuing decline in net interest margin given the flat yield curve and increasingly competitive pricing for loans and deposits.

Two significant and unusual items also impacted the quarterly results. Net interest income includes the recognition of $2.2 million in accretion due to the call of $37.5 million in Federal Home Loan Bank (FHLB) borrowings assumed in connection with the Hudson River acquisition. In addition, salaries and benefits include $1.1 million of severance charges resulting from the implementation of certain process improvement efficiencies. Excluding the net benefit of those two items, net income for the quarter would have been $24.1 million, or $0.22 per diluted share.

For the second quarter, the taxable equivalent net interest rate margin declined 9 basis points to 3.59%, excluding the impact of the FHLB borrowing call, as the margin benefit of 14% annualized loan growth was more than offset by the continuing shift in funding mix towards higher cost deposit accounts. Total loans increased $193.0 million, including a 20% annualized increase in commercial business lending and a 19% annualized increase in commercial real estate loans. The quarter also benefited from a 27% annualized increase in home equity loans and a 7% annualized increase in residential mortgages, as the Company continues to actively promote these relationship-based products. That portfolio growth, along with the continued repricing of variable rate assets, resulted in an 11 basis point improvement in the taxable equivalent yield on interest-earnings assets to 6.0% during the quarter.

Deposits totaled $5.65 billion at June 30, 2006, an increase of 9% on an annualized basis over the first quarter. However, the continuing shift in deposit mix to higher cost accounts combined with the rise in short-term rates during the period resulted in a 24 basis point increase in the rate paid on interest-bearing liabilities over the linked quarter to 2.82%, excluding the benefit of the FHLB borrowing call. During the quarter, wholesale borrowings decreased $91.9 million with the continuation of the Company's interest rate-driven deleverage strategy.

Credit trends were very favorable during the quarter. Annualized net charge-offs to average loans and non-performing loans to total loans for the second quarter improved to 0.10% and 0.31%, respectively, from 0.17% and 0.38%, respectively, in the linked quarter. Non-performing loans totaled $17.5 million at June 30, 2006, $3.1 million lower than at the end of the first quarter. Accordingly, a provision for credit losses of $1.6 million was made during the period as compared to $2.3 million for the linked quarter. At June 30, 2006, the allowance for credit losses was 1.30% of total loans and 415% of non-performing loans.

Noninterest income for the second quarter increased 7% to $27.8 million compared to $25.9 million for the linked quarter. This increase was the result of an additional $932 thousand in consumer banking fees primarily due to increased debit card usage, as well as the continued growth of the Company's financial services businesses. More specifically, risk management revenue increased 8% over the linked quarter, despite pressures from a softening insurance market. For the quarter, noninterest income increased to 31% of net revenues, up from 29% in the first quarter of 2006, which helped to offset the impact of the challenging interest rate environment.

Excluding the $1.1 million of severance charges recorded during the quarter, noninterest expense decreased $1.0 million compared to the linked quarter, which reflects the initial benefits of targeted process improvement and efficiency initiatives. As a result, the consolidated efficiency ratio for the quarter improved to 56%, compared to 59% in the prior quarter. Given the challenging conditions for revenue growth, the Company remains committed to further improving operating leverage.

During the quarter, the Company repurchased 1.4 million shares of its common stock. As of June 30, 2006, 6.0 million shares remain available for future repurchases.

Outlook - Based upon the results of the first two quarters, as well as the expectation that the yield curve will remain flat to inverted for the balance of the year, the taxable equivalent margin for the year is expected to range from 3.55% to 3.65%, down slightly from our previous guidance. While acknowledging the challenges of reaching aggressive earnings growth targets in this economic environment, our continuing success in deepening customer relationships, expanding cross-sales and increasing other key activity drivers reinforces our commitment to our relationship-based strategy. We are now even more focused on improving our balance sheet mix, including commercial loan and noninterest bearing deposit growth, further diversifying our revenue stream and effectively managing our operating leverage.

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.1 billion and deposits of $5.6 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 122 branches and several financial services subsidiaries across New York State.

Conference Call - A conference call will be held at 11:00 a.m. Eastern Time on Friday, July 14, 2006 to discuss these second quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-877-709-8150. A replay of the call will be available until July 28, 2006 by dialing 1-877-660-6853, account number 240, conference number 206075.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
----------------
Paul J. Kolkmeyer........  President and CEO
John R. Koelmel..........  Chief Financial Officer
Ann M. Segarra...........  Corporate Controller
                           (716) 625-7509
                           ann.segarra@fnfg.com
Leslie G. Garrity........  Public Relations and Corporate Communications Manager
                           (716) 625-7528
                           leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                         2006                                        2005
                                              -------------------------    --------------------------------------------------------
                                               June 30,       March 31,    December 31,   September 30,    June 30,       March 31,
                                              ----------     ----------    ------------   -------------   ----------     ----------
===================================================================================================================================
SELECTED FINANCIAL DATA
(Amounts in thousands)
===================================================================================================================================
Securities available for sale                 $1,317,035      1,489,402      1,604,888      1,663,178      1,726,822      1,741,486
Loans and leases:
  Commercial:
   Real estate                                $1,995,287      1,904,305      1,870,483      1,818,217      1,773,773      1,721,393
   Business                                   $  529,627        504,935        473,571        479,473        482,855        462,549
                                              ----------     ----------     ----------     ----------     ----------     ----------
    Total commercial loans                    $2,524,914      2,409,240      2,344,054      2,297,690      2,256,628      2,183,942

  Residential real estate                     $2,245,795      2,209,518      2,182,907      2,136,961      2,117,609      2,114,420
  Home equity                                 $  446,562        418,719        403,340        383,350        355,030        344,589
  Other consumer                              $  180,041        182,367        178,732        181,488        178,681        186,413
  Specialized lending                         $  177,375        164,552        159,759        159,935        158,361        154,380
  Net deferred costs and discounts            $   24,617         21,927         19,847         16,153         13,798         12,573
                                              ----------     ----------     ----------     ----------     ----------     ----------
    Total loans and leases                    $5,599,304      5,406,323      5,288,639      5,175,577      5,080,107      4,996,317
  Allowance for credit losses                 $   72,662         72,441         72,340         72,290         72,869         72,868
                                              ----------     ----------     ----------     ----------     ----------     ----------
    Loans and leases, net                     $5,526,642      5,333,882      5,216,299      5,103,287      5,007,238      4,923,449
Goodwill and other intangibles                $  755,118        757,738        760,707        763,250        735,514        738,191
Total assets                                  $8,106,776      8,079,957      8,064,832      8,039,284      7,982,290      7,907,976
Total interest-earning assets                 $7,043,036      7,016,550      6,987,526      6,949,644      6,875,822      6,817,316

Deposits:
  Core:
   Savings                                    $1,585,934      1,604,326      1,619,187      1,652,552      1,664,203      1,705,258
   Interest-bearing checking                  $1,189,275      1,167,361      1,182,995      1,130,264      1,170,013      1,241,760
   Noninterest-bearing                        $  628,478        584,820        592,076        569,308        567,134        524,219
                                              ----------     ----------     ----------     ----------     ----------     ----------
    Total core deposits                       $3,403,687      3,356,507      3,394,258      3,352,124      3,401,350      3,471,237
  Certificates                                $2,245,620      2,169,838      2,085,154      1,996,097      1,847,696      1,704,498
                                              ----------     ----------     ----------     ----------     ----------     ----------
    Total deposits                            $5,649,307      5,526,345      5,479,412      5,348,221      5,249,046      5,175,735

Borrowings                                    $  990,463      1,082,410      1,096,427      1,163,327      1,245,328      1,235,860
Total interest-bearing liabilities            $6,011,292      6,023,935      5,983,763      5,942,240      5,927,240      5,887,376
Net interest-earning assets                   $1,031,744        992,615      1,003,763      1,007,404        948,582        929,940
Stockholders' equity                          $1,360,926      1,367,385      1,374,423      1,380,970      1,381,168      1,390,713
Tangible equity (1)                           $  605,808        609,647        613,716        617,720        645,654        652,522
Securities available for sale fair value
  adjustment included in stockholders'
   equity                                     $  (25,189)       (22,562)       (18,083)       (15,005)        (8,080)       (15,247)
Common shares outstanding (2)                    106,528        107,721        108,656        109,755        110,162        112,460
Treasury shares                                    9,549          8,276          7,280          6,117          5,680          3,327
Total loans serviced for others               $  377,150        378,665        378,253        372,341        368,436        372,461

===================================================================================================================================
CAPITAL
===================================================================================================================================
Tier 1 risk based capital                          11.40%         11.23%         11.01%         11.95%         12.01%         12.52%
Total risk based capital                           12.65%         12.48%         12.26%         13.20%         13.26%         13.77%
Tier 1 (core) capital                               7.92%          7.57%          7.56%          8.11%          8.10%          8.44%
Tangible capital                                    7.92%          7.57%          7.56%          8.11%          8.10%          8.44%
Equity to assets                                   16.79%         16.92%         17.04%         17.18%         17.30%         17.59%
Tangible equity to tangible assets(1)               8.24%          8.33%          8.40%          8.49%          8.91%          9.10%
Book value per share (2)                      $    12.78          12.69          12.65          12.58          12.54          12.37
Tangible book value per share (1)(2)          $     5.69           5.66           5.65           5.63           5.86           5.80

===================================================================================================================================
ASSET QUALITY DATA
(Amounts in thousands)
===================================================================================================================================
Non-performing loans:
  Commercial real estate                      $    7,482          8,122          6,755          8,791          4,339          4,513
  Commercial business                         $    2,458          3,074          3,171          2,541          3,864          2,005
  Residential real estate                     $    3,904          4,905          5,911          5,389          5,472          7,694
  Home equity                                 $      620            678            567            621            685            803
  Other consumer                              $      592            742            953          1,060            667            915
  Specialized lending                         $    2,473          3,089          4,573          3,945          4,058          4,148
                                              ----------     ----------     ----------     ----------     ----------     ----------
   Total non-performing loans                 $   17,529         20,610         21,930         22,347         19,085         20,078
Real estate owned                             $    1,039            986            843          1,097            977          1,111
                                              ----------     ----------     ----------     ----------     ----------     ----------
   Total non-performing assets                $   18,568         21,596         22,773         23,444         20,062         21,189

Net loan charge-offs                          $    1,335          2,199          2,450          2,226            899          1,539
Net charge-offs to average loans
  (annualized)                                      0.10%          0.17%          0.19%          0.17%          0.07%          0.13%
Provision for credit losses                   $    1,556          2,300          2,500          1,647            900          2,301
Provision for credit losses as a
  percentage of average loans (annualized)          0.11%          0.18%          0.19%          0.13%          0.07%          0.19%
Total non-performing loans to total loans           0.31%          0.38%          0.41%          0.43%          0.38%          0.40%
Total non-performing assets as a
  percentage of total assets                        0.23%          0.27%          0.28%          0.29%          0.25%          0.27%
Allowance for credit losses to total loans          1.30%          1.34%          1.37%          1.40%          1.43%          1.46%
Allowance for credit losses
  to non-performing loans                          414.5%         351.5%         329.9%         323.5%         381.8%         362.9%
-----------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                      1,939          1,958          1,984          1,922          1,777          1,720
Number of branches                                   122            120            118            117            116            115

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                          2006                                        2005
                                           --------------------------------- ------------------------------------------------------
                                           Year-to-Date  Second     First    Year Ended    Fourth     Third     Second      First
                                              June 30    Quarter    Quarter  December 31,  Quarter   Quarter    Quarter    Quarter
                                           ------------ ---------  --------- ------------ --------  ---------  ---------  ---------
===================================================================================================================================
SELECTED OPERATIONS DATA
(Amounts in thousands)
===================================================================================================================================
Interest income                              $ 204,641    104,011    100,630    375,217     98,475     96,297     93,930     86,515
Interest expense                             $  78,252     40,175     38,077    125,067     35,613     32,801     30,368     26,285
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
     Net interest income                     $ 126,389     63,836     62,553    250,150     62,862     63,496     63,562     60,230
Provision for credit losses                  $   3,856      1,556      2,300      7,348      2,500      1,647        900      2,301
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
     Net interest income after
      provision for credit losses            $ 122,533     62,280     60,253    242,802     60,362     61,849     62,662     57,929

Noninterest income:
   Banking services                          $  19,034      9,983      9,051     37,327      9,775     10,115      9,448      7,989
   Risk management services                  $  22,525     11,705     10,820     29,838     10,183      8,213      5,837      5,605
   Employee benefits administration          $   1,818        923        895      1,588      1,226        362         --         --
   Wealth management services                $   4,406      2,133      2,273      6,753      1,572      1,700      1,776      1,705
   Lending and leasing                       $   3,716      1,969      1,747      7,204      1,935      1,923      1,770      1,576
   Bank-owned life insurance                 $   1,503        756        747      3,837        744        965      1,072      1,056
   Other                                     $     711        333        378      4,116        776      2,362        498        480
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
     Total noninterest income                $  53,713     27,802     25,911     90,663     26,211     25,640     20,401     18,411

Noninterest expense:
   Salaries and benefits                     $  60,013     30,411     29,602     99,522     27,630     26,006     23,677     22,209
   Occupancy and equipment                   $  10,914      5,241      5,673     18,863      4,905      4,765      4,678      4,515
   Technology and communications             $  10,103      5,109      4,994     19,555      5,573      5,091      4,827      4,064
   Marketing and advertising                 $   3,579      1,792      1,787      6,994      1,455      1,685      2,143      1,711
   Professional services                     $   1,932      1,069        863      7,784      1,720      1,718      1,802      2,544
   Amortization of intangibles               $   6,074      2,994      3,080     12,083      3,467      3,254      2,854      2,508
   Other                                     $  11,366      5,456      5,910     23,405      5,634      5,289      6,180      6,302
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
     Total noninterest expense               $ 103,981     52,072     51,909    188,206     50,384     47,808     46,161     43,853

     Income before income taxes              $  72,265     38,010     34,255    145,259     36,189     39,681     36,902     32,487
Income taxes                                 $  24,859     13,212     11,647     52,400     12,689     15,508     12,811     11,392
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
     Net income                              $  47,406     24,798     22,608     92,859     23,500     24,173     24,091     21,095
                                             =========  =========  =========  =========  =========  =========  =========  =========
===================================================================================================================================
STOCK AND RELATED PER SHARE DATA
===================================================================================================================================
Net income per share:
   Basic                                     $    0.44       0.23       0.21       0.85       0.22       0.22       0.22       0.19
   Diluted                                   $    0.44       0.23       0.21       0.84       0.21       0.22       0.22       0.19
Cash dividends                               $    0.22       0.11       0.11       0.38       0.10       0.10       0.09       0.09
Dividend payout ratio                            50.00%     47.83%     52.38%     44.71%     45.45%     45.45%     40.91%     47.37%
Dividend yield (annualized)                       3.16%      3.15%      3.04%      2.63%      2.74%      2.75%      2.48%      2.76%
Market price (NASDAQ: FNFG):
   High                                      $   15.16      14.74      15.16      15.16      15.15      15.16      14.65      14.16
   Low                                       $   13.38      13.44      13.38      12.05      13.35      13.78      12.05      12.80
   Close                                     $   14.02      14.02      14.66      14.47      14.47      14.44      14.58      13.21
===================================================================================================================================
SELECTED RATIOS
===================================================================================================================================
Net income (annualized):
   Return on average assets                       1.19%      1.23%      1.14%      1.18%      1.16%      1.20%      1.22%      1.15%
   Return on average equity                       6.97%      7.27%      6.67%      6.76%      6.76%      6.89%      6.95%      6.40%
   Return on average tangible equity (1)         15.58%     16.28%     14.88%     14.41%     15.12%     14.84%     14.81%     12.89%

Noninterest income as a percentage of
  net revenue                                    29.82%     30.34%     29.29%     26.60%     29.43%     28.77%     24.30%     23.41%
Efficiency ratio - Consolidated                   57.7%      56.8%      58.7%      55.2%      56.6%      53.6%      55.0%      55.8%
                 - Banking segment (3)            52.2%      50.6%      53.9%      51.0%      50.1%      49.1%      52.1%      53.0%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                           2006
                                          -------------------------------------
                                          Year-to-Date    Second       First
                                             June 30      Quarter     Quarter
                                          ------------  ----------   ----------
===============================================================================
SELECTED AVERAGE BALANCES
(Amounts in thousands)
===============================================================================
Securities, at amortized cost              $1,527,691    1,463,333    1,592,764
Loans (4)
Commercial:
  Real Estate                              $1,903,525    1,936,790    1,869,891
  Business                                 $  499,427      520,368      478,253
                                           ----------   ----------   ----------
   Total commercial loans                  $2,402,952    2,457,158    2,348,144
  Residential                              $2,222,321    2,234,926    2,209,575
  Home equity                              $  423,227      435,366      410,952
  Other consumer                           $  186,695      186,903      186,486
  Specialized lending                      $  169,393      173,566      165,175
                                           ----------   ----------   ----------
   Total loans                             $5,404,588    5,487,919    5,320,332

Total interest-earning assets              $7,003,861    7,031,114    6,976,304
Goodwill and other intangibles             $  757,880      756,491      759,284
Total assets                               $8,059,451    8,082,794    8,035,848

Interest-bearing liabilities:
  Savings accounts                         $1,593,772    1,585,764    1,601,868
  Checking                                 $1,165,095    1,181,493    1,148,515
  Certificates of deposit                  $2,157,800    2,207,201    2,107,851
  Borrowed funds                           $1,086,303    1,045,184    1,127,879
                                           ----------   ----------   ----------
   Total interest-bearing liabilities      $6,002,970    6,019,642    5,986,113

Noninterest-bearing deposits               $  573,891      590,754      556,840
Total deposits                             $5,490,558    5,565,212    5,415,074
Total liabilities                          $6,688,132    6,715,447    6,660,514
Net interest-earning assets                $1,000,891    1,011,472      990,191
Stockholders' equity                       $1,371,318    1,367,347    1,375,334
Tangible equity (1)                        $  613,438      610,856      616,050
Common shares outstanding (2):
  Basic                                       107,511      106,985      108,042
  Diluted                                     108,466      107,897      109,026
===============================================================================
SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
===============================================================================
Securities, at amortized cost                    4.03%        4.07%        3.99%
Loans
Commercial:
  Real Estate                                    6.90%        6.89%        6.90%
  Business                                       7.30%        7.48%        7.12%
                                           ----------   ----------   ----------
   Total commercial loans                        6.98%        7.02%        6.95%
  Residential                                    5.56%        5.57%        5.56%
  Home equity                                    6.76%        6.84%        6.67%
  Other consumer                                 7.39%        7.44%        7.33%
  Specialized lending                           10.38%       10.26%       10.51%
   Total loans                                   6.50%        6.53%        6.47%

Total interest-earning assets                    5.95%        6.00%        5.89%

Savings accounts                                 1.41%        1.46%        1.36%
Interest-bearing checking                        1.65%        1.79%        1.51%
Certificates of deposit                          3.61%        3.78%        3.43%
Borrowed funds                                   3.50%        3.18%        3.79%
   Total interest-bearing liabilities            2.63%        2.67%        2.58%

Tax equivalent net interest rate spread          3.32%        3.33%        3.31%
Tax equivalent net interest rate margin          3.70%        3.71%        3.68%

                                                                        2005
                                          ---------------------------------------------------------------
                                           Year Ended    Fourth         Third       Second        First
                                          December 31,   Quarter       Quarter      Quarter      Quarter
                                          -----------   ----------   ----------   ----------   ----------
=========================================================================================================
SELECTED AVERAGE BALANCES
(Amounts in thousands)
=========================================================================================================
Securities, at amortized cost               1,688,250    1,650,915    1,684,748    1,750,517    1,667,038
Loans (4)
Commercial:
  Real Estate                               1,748,839    1,837,831    1,791,748    1,737,247    1,625,727
  Business                                    462,355      469,860      471,258      468,471      439,397
                                           ----------   ----------   ----------   ----------   ----------
   Total commercial loans                   2,211,194    2,307,691    2,263,006    2,205,718    2,065,124
  Residential                               2,095,963    2,171,723    2,127,127    2,117,358    1,965,030
  Home equity                                 360,519      397,192      366,467      347,997      329,611
  Other consumer                              186,368      185,191      182,406      186,551      191,436
  Specialized lending                         159,645      164,174      162,846      160,580      150,800
                                           ----------   ----------   ----------   ----------   ----------
   Total loans                              5,013,689    5,225,971    5,101,852    5,018,204    4,702,001

Total interest-earning assets               6,778,663    6,942,574    6,886,717    6,845,424    6,433,151
Goodwill and other intangibles                729,816      761,802      746,494      737,231      672,573
Total assets                                7,852,588    8,012,375    8,002,582    7,934,615    7,452,984

Interest-bearing liabilities:
  Savings accounts                          1,643,757    1,627,571    1,669,466    1,675,953    1,601,471
  Checking                                  1,174,366    1,169,508    1,151,334    1,187,863    1,189,229
  Certificates of deposit                   1,831,418    2,043,388    1,905,781    1,800,333    1,570,152
  Borrowed funds                            1,176,711    1,102,370    1,183,924    1,239,808    1,181,532
                                           ----------   ----------   ----------   ----------   ----------
   Total interest-bearing liabilities       5,826,252    5,942,837    5,910,505    5,903,957    5,542,384

Noninterest-bearing deposits                  547,599      574,364      584,871      547,366      482,375
Total deposits                              5,197,140    5,414,831    5,311,452    5,211,515    4,843,227
Total liabilities                           6,478,174    6,634,128    6,609,765    6,544,716    6,116,957
Net interest-earning assets                   952,411      999,737      976,212      941,467      890,767
Stockholders' equity                        1,374,414    1,378,246    1,392,817    1,389,899    1,336,026
Tangible equity (1)                           644,598      616,444      646,323      652,668      663,453
Common shares outstanding (2):
  Basic                                       109,646      109,011      110,227      111,128      108,200
  Diluted                                     110,658      110,032      111,239      112,033      109,246
=========================================================================================================
SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
=========================================================================================================
Securities, at amortized cost                    3.67%        3.86%        3.71%        3.60%        3.50%
Loans
Commercial:
  Real Estate                                    6.68%        6.76%        6.71%        6.64%        6.59%
  Business                                       6.46%        6.83%        6.50%        6.41%        6.08%
                                           ----------   ----------   ----------   ----------   ----------
   Total commercial loans                        6.63%        6.78%        6.67%        6.59%        6.48%
  Residential                                    5.54%        5.49%        5.53%        5.55%        5.61%
  Home equity                                    6.13%        6.32%        6.23%        6.06%        5.86%
  Other consumer                                 6.71%        6.77%        7.03%        6.55%        6.48%
  Specialized lending                           10.67%       10.66%       10.67%       11.03%       10.33%
   Total loans                                   6.27%        6.33%        6.30%        6.25%        6.20%

Total interest-earning assets                    5.60%        5.73%        5.64%        5.55%        5.46%

Savings accounts                                 1.09%        1.26%        1.13%        1.01%        0.98%
Interest-bearing checking                        1.15%        1.37%        1.14%        1.08%        1.00%
Certificates of deposit                          2.77%        3.16%        2.86%        2.61%        2.32%
Borrowed funds                                   3.62%        3.61%        3.68%        3.61%        3.59%
   Total interest-bearing liabilities            2.14%        2.37%        2.20%        2.06%        1.92%

Tax equivalent net interest rate spread          3.46%        3.36%        3.44%        3.49%        3.54%
Tax equivalent net interest rate margin          3.75%        3.70%        3.75%        3.77%        3.80%

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(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
(4)   Includes nonaccrual loans.